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                                                                     EXHIBIT 3.3

                                                                  CONFORMED COPY
                                                                  --------- ----
                             CERTIFICATE OF MERGER

                                       of

                      JAFRA COSMETICS INTERNATIONAL, INC.,
                            a California corporation


                                      into


                          CDRJ ACQUISITION CORPORATION
                             a Delaware corporation


          The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the consti tuent corporations of the merger are as follows:

                                              State of
               Name                           Incorporation
               ----                           -------------

     JAFRA COSMETICS INTERNATIONAL, INC.      California

     CDRJ ACQUISITION CORPORATION             Delaware

          SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section
(S)(S)252(c) of the General Corporation Law of the State of Delaware.


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          THIRD:  That the surviving corporation of the merger is CDRJ
ACQUISITION CORPORATION, and the Certificate of Incorporation of CDRJ ACQUISITION CORPORATION shall be the Certificate of Incorporation of the surviving corporation, provided that the Article FIRST thereof shall be amended as follows:

          The name of the Corporation is Jafra Cosmetics International, Inc.

          FOURTH: That in accordance with the agreement of merger, the merger shall become effective upon the filing of this certificate with the Delaware Secretary of State.

          FIFTH: That the executed agreement of merger is on file at the California office of the surviving corporation. The address of such office of the surviving corporation is 2451 Townsgate Road, Westlake Village, California 91361.

          SIXTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH: That the authorized capital stock of JAFRA COSMETICS INTERNATIONAL, INC. is 2,500 shares of common stock with a par value of $10.00 per share.

                                       2
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          IN WITNESS WHEREOF, this Certificate has been subscribed this 30th day of April, 1998, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                         CDRJ ACQUISITION CORPORATION


                         By    /s/   Donald J. Gogel
                            ---------------------------------------------
                            Name:  Donald J. Gogel
                            Title:    Vice President